SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant To Section 13 Or 15(D)
                     Of The Securities Exchange Act Of 1934



      Date of report (date of earliest event reported): October 2, 2000



                               CENTENNIAL BANCORP
               (Exact name of registrant as specified in charter)


         OREGON                     0-10489                93-0792841
(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                        Identification No.)



                             One SW Columbia Street
                              Portland Oregon 97258
               (Address of principal executive offices) (Zip Code)



                                 (503) 973-5556
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

          This Form 8-K is filed by Centennial Bancorp (the "Company") for the purpose of updating the description of the Company's Common Stock as originally set forth in the Company's registration statement on Form SB-2, as declared effective on April 19, 1994 (Registration No. 33-76944).

          The authorized capital stock of the Company consists of: 50,000,000 shares of Common Stock, without par value; 5,000,000 shares of voting Preferred Stock, without par value ("Voting Preferred Stock"); and 5,000,000 shares of nonvoting Preferred Stock, without par value ("Nonvoting Preferred Stock"). Voting Preferred Stock and Nonvoting Preferred Stock are sometimes referred to together in this Form 8-K as "Preferred Stock." The Company's capital stock does not carry preemptive rights.


          The Company no longer has any Convertible Debentures outstanding.

COMMON STOCK

          At September 27, 2000, there were 20,794,838 shares of Common Stock outstanding held by 1,226 shareholders of record. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Subject to any rights to receive dividends to which any holders of the shares of Preferred Stock may be entitled, the holders of shares of Common Stock are entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor.

TRANSFER AGENT AND REGISTRAR

          The Transfer Agent and Registrar for the Company's Common Stock is ChaseMellon Shareholder Services LLC, Seattle, Washington.

PREFERRED STOCK

          The Company's Board of Directors has the authority, without further vote or action by the shareholders, to issue up to 5,000,000 shares of Voting Preferred Stock and up to 5,000,000 shares of Nonvoting Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of such shares, including dividend rights, conversion rights, voting rights (if any), terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series of Preferred Stock and the designation of such series.

          The issuance of one or more series of Preferred Stock could adversely affect the likelihood that holders of Common Stock or other series of Preferred Stock (if they are junior or on a parity with the new series of Preferred Stock) may receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change of control of the Company. The issuance of one or more series of Voting Preferred Stock could


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adversely affect the voting power of holders of Common  Stock. The Company has no present plans to issue any series of Preferred Stock.

CERTAIN ANTITAKEOVER PROVISIONS

          The Company is subject to the Oregon Control Share Act, which provides that a person (the "Acquiror") who acquires voting stock of a public Oregon corporation in a transaction that results in such Acquiror holding more than 20 percent, 33-1/3 percent or 50 percent of the total voting power of such corporation (a "Control Share Acquisition") may not vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to such control shares by (i) the holders of a majority of all the outstanding voting shares entitled to vote and (ii) the holders of a majority of the outstanding voting shares entitled to vote, excluding the control shares held by the Acquiror and all shares held by the Company's officers and employee directors. The term "Acquiror" includes persons acting as a group.

          An Acquiror may, but is not required to, submit to the subject corporation an "Acquiring Person Statement" setting forth certain information about itself and its plans with respect to the corporation. The Statement may also request that the corporation call a special meeting of shareholders to determine whether voting rights will be restored to the control shares. If the Acquiror does not request a special shareholder meeting, the issue of voting rights of control shares must be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date of the Control Share Acquisition. If the Acquiror's control shares are accorded voting rights and represent a majority of more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiror for the control shares.

          Oregon law also provides that certain "business combinations" between an Oregon corporation (such as the Company) and an "interested shareholder" are prohibited for a three-year period following the date that such shareholder became an interested shareholder, unless (i) the corporation has elected in its articles of incorporation not to be governed by the Oregon business combination law (the Company has not made such an election); (ii) either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder was approved by the corporation's board of directors before the shareholder became an interested shareholder; (iii) upon consummation of the transaction that made it an interested shareholder, the interested shareholder owned at least 85 percent of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or, (iv) the business combination was approved by the corporation's board of directors and ratified by 66-2/3 percent of the voting stock not owned by the interested shareholder.

          The term "business combination" for purposes of the Oregon law is defined generally to include mergers or consolidations between an Oregon corporation and an "interested shareholder," transactions with an "interested shareholder" involving the assets or stock of the corporation or its majority owned subsidiaries, and transactions that increase an interested shareholder's percentage ownership of stock. The term "interested shareholder" is defined


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generally as any shareholder who becomes a beneficial owner of 15 percent or more of the corporation's voting stock.

          A corporation may provide in its articles of incorporation and bylaws that the statutory provisions described above do not apply to its shares. The Company has not elected to "opt out" of such provisions. Therefore, the statutory provisions described above would apply to acquisitions of shares of the Company's voting stock. The effect of these statutes may be to discourage unfriendly attempts to acquire control of the Company.





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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     CENTENNIAL BANCORP


                                     By:  /s/ Michael J. Nysingh
                                         --------------------------
                                           Michael J. Nysingh
                                           Chief Financial Officer



Dated:  October 2, 2000










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